EXHIBIT 99.1

HHGREGG APPOINTS ROBERT RIESBECK
AS INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER
INDIANAPOLIS – (BUSINESS WIRE) – February 16, 2016. hhgregg, Inc. (NYSE:HGG) announced today that Dennis L. May will be leaving his role as President and Chief Executive Officer and as a Director of hhgregg to pursue other opportunities, effective immediately. The Board of Directors would like to thank Dennis for his 17 years of dedicated service to the Company.
In connection with Mr. May’s resignation, Robert Riesbeck, the Chief Financial Officer of hhgregg, has been appointed Interim President and Chief Executive Officer. Mr. Riesbeck will continue to serve as Chief Financial Officer.
Prior to joining hhgregg in 2014, Mr. Riesbeck served as Operations Executive/Group CFO at Sun Capital Partners, where he was responsible for financial and operations oversight of a diverse group of portfolio companies with combined revenues exceeding $5 billion. Prior to that, Mr. Riesbeck was CFO of Marsh Supermarkets. Prior to this, Mr. Riesbeck was CFO of American Golf Corporation and also previously held business-unit COO and CFO roles at Nike, Inc. Mr. Riesbeck began his career with Grant Thornton LLP.
Mr. Riesbeck commented, "The hhgregg team and I will be extremely focused on continuing with the execution of our transformation initiatives. I want to assure our employees, customers, vendors and shareholders that we will work together to achieve our company's growth and profitability goals."
About hhgregg
hhgregg is an appliance, electronics and furniture retailer that is committed to providing customers with a truly differentiated purchase experience through superior customer service, knowledgeable sales associates and the highest quality product selections. Founded in 1955, hhgregg is a multi-regional retailer currently with 226 stores in 20 states that also offers market-leading global and local brands at value prices nationwide via hhgregg.com.
Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements, including with respect to the Company's future performance. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg's expectations are: the ability to successfully execute its strategies and initiatives, particularly in the sales mix shift and consumer electronics category; its ability to maintain a positive brand perception and recognition; the failure of manufacturers to introduce new products and technologies; competition in existing, adjacent and new metropolitan markets; its ability to maintain the security of customer, associate and Company information; its ability to roll out new financing offers to customers; its ability to effectively manage and monitor its operations, costs and service quality; its ability to maintain and upgrade its information technology systems; its ability to maintain and develop multi-channel sales and marketing strategies; competition from internet retailers; its ability to meet delivery schedules; the effect of general and regional economic and employment conditions on its net sales; its ability to attract and retain qualified sales personnel; its ability to meet financial performance guidance; its ability to generate sufficient cash flows to recover the fair value of long-lived assets and recognize deferred tax assets; its reliance on a small number of suppliers; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; changes in legal and/or trade regulations, currency fluctuations and prevailing interest rates and the potential for litigation.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the "Risk Factors" section in the Company's Annual Report on Form 10-K filed May 15, 2015. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.
hhgregg, Inc.
Director, Finance & Investor Relations
Lance Peterson 317- 848-8710
investorrelations@hhgregg.com

Source: hhgregg, Inc.